FOR IMMEDIATE RELEASE

QUANTUM SOLAR POWER CORP. APPROVES TWO CONCURRENT PRIVATE PLACEMENT OFFERINGS OF UP TO AN AGGREGATE OF $10 MILLION.

Santa Fe, NM (Market Wire) June 1, 2010 – Quantum Solar Power Corp. (“Quantum”) (OTCBB: QSPW), is pleased to announce that the Board of Directors have approved two concurrent private placement offerings of up to an aggregate of $10 Million.

U.S. Private Placement

Quantum’s Board of Directors approved a private placement offering of up to 5,000,000 shares of Quantum’s common stock at a price of $1.00 per share (the “U.S. Private Placement”). The offering will be made to the United States persons who are accredited investors as defined in

Regulation D of the Securities Act of 1933 (the “Act”).

Foreign Private Placement

Quantum’s Board of Directors also approved a concurrent private placement offering of up to 5,000,000 shares of the Quantum’s common stock at a price of $1.00 per share (the “Foreign Private Placement”). This offering will be made to persons who are not “U.S. Persons” as defined under Regulation S of the Act.

Quantum intends to use the net proceeds from these financings to further develop its NGDTM Technology and for working capital purposes. There is no assurance that the U.S. Private Placement or the Foreign Private Placement will be completed on the above terms or at all.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the

Quantum’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Quantum Solar Power Corporation
Quantum Solar Power Corporation is developing a “Next Generation Device” (NGD™) solar cell technology. Quantum’s NGD™ is a patent pending, laboratory model that utilizes a new approach to solar power conversion with the potential to remove the necessity of utilizing expensive silicon semiconductor-based technologies. We believe Quantum’s NGD™ technology has the potential to match the efficiency of crystalline silicon PV at the cost of thin film PV. The anticipated NGD™ technology is free of any rare-earth element dependencies found in other current solar technologies. We believe Quantum has the potential to create solar cells (through manufacturing partnerships) at significantly less cost per watt than current technology. Quantum Solar Power is headquartered in Santa Fe, New Mexico and can be found on the web at: www.quantumsp.com

Forward-Looking Statements
This news release contains forward-looking statements regarding future events and Quantum’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and constitute "forward looking information" within the meaning of U.S. securities laws. These statements include statements about Quantum's planned technological development plan and are based on material factors and assumptions including Quantum's management's current expectations, estimates, forecasts, and projections about the industry in which Quantum operates and the beliefs and assumptions of Quantum's management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Quantum's future financial performance, Quantum's anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including the risks that there is no assurance that either the U.S. Private Placement or the Foreign Private Placement will be completed on the above terms or at all, Quantum's technological development plan may not be successful, and those risks identified in Quantum’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2010. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Quantum undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:

Erik Cathcart
Media Relations Contact
Quantum Solar Power Corp.
3900 Paseo Del Sol
Santa Fe, NM 87507
eoc@quantumsp.com
+1 (505) 216-0725